UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 10, 2012

Net Element, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51108	20-0715816
(State or other jurisdiction of incorporation)	(Commission (File Number)	(I.R.S. Employer Identification No.)

1450 S. Miami Avenue, Miami, FL	33130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(305) 507-8808

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

As initially reported in the Transition Report, as amended, on Form 10-KT/A of Net Element, Inc. (the "Company") for the transition period from April 1, 2010 to December 31, 2010, in connection with the Company's acquisition of Motorsport, LLC ("Motorsport") on February 1, 2011, the Company assumed all of Motorsport's obligations under that certain Stock Purchase Agreement dated as of December 17, 2010 (the "SPA") between Motorsport, on the one hand, and Tom Haapanen, Jack Durbin, Nancy Schilke and Eric Gilbert, on the other hand (collectively, the "Sellers").  Pursuant to the SPA, Motorsport purchased from the Sellers 80% of the outstanding common stock of Motorsport.com, Inc., a Florida corporation engaged in the operation of a news and information website relating to the international motorsport industry.  The SPA requires Motorsport to pay an aggregate of $450,000 (the "Second Payment Amount") to the Sellers in four quarterly installments beginning on December 1, 2013.  The Sellers have a security interest in the Internet domain names of Motorsport.com, Inc. as collateral for the Company's and Motorsport's obligations to pay the Second Payment Amount.  In addition, the SPA provides Motorsport an option until December 16, 2018 to purchase the remaining 20% of the outstanding common stock of Motorsport.com, Inc. (the "Remaining Interests") for a price per share of between $0.1075 and $0.1435 (or an aggregate of between $400,330 and $534,394) depending upon when the option is exercised, payable in either cash or shares of preferred stock of Motorsport.com, Inc. having an equivalent value.  If the option were exercised before December 17, 2015, then the purchase price for the Remaining Interests would be $0.1075 per share, or an aggregate of $400,330.

On January 10, 2012, the Company, Motorsport and the Sellers entered into an amendment to the SPA (the "Amendment").  Pursuant to the Amendment, the Company's and Motorsport's obligations to pay the Second Payment Amount were amended to provide that: (i) Motorsport must pay to the Sellers $300,000 in cash in four equal annual installments of $75,000 each beginning on January 10, 2012, with each subsequent installment payable on each annual anniversary thereafter until such $300,000 is paid in full; and (ii) the Company must issue to the Sellers an aggregate of 1,333,333 shares of its common stock on January 10, 2012.  In addition, pursuant to the Amendment, Motorsport exercised its option to acquire the Remaining Interests for a purchase price consisting solely of the Company's issuance to the Sellers of an aggregate of 3,333,333 shares of its common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET ELEMENT, INC.

Date: January 17, 2012	By:	/s/ Jonathan New
	Name:	Jonathan New
	Title:	Chief Financial Officer